Exhibit 99.5
IMEREM Institute for Medical Research Management and Biometrics — Institute für medizinisches Forschungsmanagement und
Biometrie — Ein unabhaengiges Forschungsunternehmen GmbH
Unaudited Condensed Balance Sheets
In Euros

September 30,
2008
(unaudited)
Assets
Current assets:
Cash and cash equivalents	€1,480,833
Restricted cash	251,842
Unbilled Revenues	766,682
Accounts receivable, less allowance for doubtful accounts	1,224,583
Prepaid expenses and other current assets	130,679

Total current assets	€3,854,619

Intangible assets, net	56,004
Property and equipment, net	640,041
Cash surrender value of life insurance	725,720

Total assets	€5,276,384

Liabilities and stockholders equity
Current liabilities:
Accounts payable	€171,610
Accrued expenses	248,746
Customer deposits	251,842
Deferred revenue	537,429
Due to stockholder	454,183

Total current liabilities	€1,663,810

Deferred Compensation	612,078
Deferred income taxes — long term	188,386
Long term debt	135,986

Total liabilities	€2,600,260

Stockholders equity:
Common stock	25,565
Accumulated other comprehensive loss	(27,471)
Retained earnings	2,678,030

Total stockholders equity	€2,676,124

Total liabilities and stockholders equity	€5,276,384

The accompanying notes are an integral part of the financial statements.

IMEREM Institute for Medical Research Management and Biometrics — Institute für medizinisches Forschungsmanagement und
Biometrie — Ein unabhaengiges Forschungsunternehmen GmbH
Unaudited Condensed Statements of Income
In Euros

	Nine months ended
	September 30, 2008	September 30, 2007
	(unaudited)	(unaudited)
Service revenue	€2,551,850	€3,022,790
Other Income	36,788	119,193

Total revenue	2,588,638	3,141,983

Direct costs	1,527,711	1,708,444
Selling, general, and administrative expenses	528,430	539,198
Depreciation and amortization	53,449	58,831

Income from operations	479,048	835,510

Interest expense	(32,000)	(33,803)
Interest income	99,820	44,647
Gain due to financial investments	—	3,462

Income before provision for income taxes	546,868	849,816
Provision for income taxes	207,810	277,201

Net income	€339,058	€572,615

The accompanying notes are an integral part of the financial statements.

IMEREM Institute for Medical Research Management and Biometrics — Institute für medizinisches
Forschungsmanagement und Biometrie — Ein unabhaengiges Forschungsunternehmen GmbH
Unaudited Condensed Statements of Cash Flows
In Euros

	(unaudited)
	Nine months ended
	September 30, 2008	September 30, 2007

Net income	€339,058	€572,615
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	53,449	56,306
Deferred tax expense (benefit)	4,386	(272,000)
Changes in operating assets and liabilities:
Accounts receivable	130,725	(551,859)
Unbilled revenue	595,142	19,923
Increase in cash value of life insurance	—	56,599
Prepaid expenses and other current assets	(2,853)	122,084
Other assets	(131,424)	(21,029)
Accounts payable	156,374	8,230
Accrued expenses	(56,707)	(190,308)
Customer deposits	(436,006)	99,999
Deferred revenue	(122,425)	57,067
Other liabilities	(623,149)	53,838

Net cash used in operating activities	(93,430)	(45,134)

Investing activities
Change in restricted cash	436,007	(100,000)
Change in short term investments	1,165,529	167,401
Change in intangible assets	(17,558)	(207)
Purchase of property and equipment	(34,057)	(42,729)

Net cash provided by investing activities	1,549,921	24,465

Financing activities
Net repayments on lines of credit	—	(115,628)
Dividends	(1,300,468)	—
Stockholder loan	(332,658)	22,908

Net cash used in financing activities	(1,633,126)	(36,121)
Net change in cash	(176,635)	(63,384)
Cash and cash equivalents, beginning of period	1,657,468	577,082

Cash and cash equivalents, end of period	€1,480,833	€513,698

Supplemental disclosures of cash flow information
Cash paid during the period for:

Income taxes	€510,181	€701,396

The accompanying notes are an integral part of the financial statements.

IMEREM Institute for Medical Research Management and Biometrics — Institute für medizinisches Forschungsmanagement und
Biometrie — Ein unabhaengiges Forschungsunternehmen GmbH
Notes to Unaudited Condensed Financial Statements
September 30, 2008
1. Nature of Business
IMEREM Institute for Medical Research Management and Biometrics — Institute für medizinisches Forschungsmanagement und Biometrie — Ein unabhaengiges Forschungsunternehmen GmbH (the “Company” or “Imerem”) is a Clinical Resource Organization (CRO), providing high-quality, efficient and flexible clinical development solutions to the pharmaceutical industry. The Company is able to leverage its high degree of clinical expertise, industry knowledge and specialization to reduce the expense and time frame of clinical development. The Company’s revenues are generated principally from customers located in Germany, while it does support clients and perform services in several European countries.
2. Significant Accounting Policies
Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.
Cash and Cash Equivalents
Cash and cash equivalents include highly liquid investments with an original maturity of three months or less from date of purchase.
Restricted Cash
The Company receives cash in advance from certain customers specifically for the payment of investigator fees relating to specific projects. Such amounts are recorded in restricted cash and short term customer deposits in the accompanying consolidated balance sheets.
Concentration of Credit Risk
Financial instruments, which potentially subject the Company to credit risk, consist principally of cash and accounts receivable. The Company performs periodic evaluations of the financial institutions in which its cash is invested. The majority of the Company’s revenues and accounts receivable are derived from pharmaceutical companies located in Germany. The Company’s four largest customers accounted for approximately 26%, 22%, 19%, and 19% of service revenues during the nine months ended September 30, 2008, the Company’s four largest customers accounted for approximately 29%, 29%, 20%, and 11% of service revenues of service revenues during the nine months ended September 30, 2007.
The four largest customers represented approximately 29%, 20%, 10% and 9% of the accounts receivable balance at September 30, 2008. No other customers represented more than 10% of net service revenues or accounts receivable during those periods or at those times. The Company provides an allowance for doubtful accounts based on experience and specifically identified risks. Accounts receivable are carried at amounts due from customers and charged off against the allowance for doubtful accounts when management determines that recovery is unlikely and the Company ceases collection efforts. During the periods contained within, the company had not identified any specific risks, and therefore no allowance for doubtful accounts was booked.
Marketable Securities
The Company determines the appropriate classification of its investments in equity securities at the time of purchase and reevaluates such determinations at each balance-sheet date marketable equity securities are classified as available for sale, and are carried at fair market value, with the unrealized gains and losses, net of tax, included in the determination of comprehensive income and reported in shareholders’ equity.

Property and Equipment
Property and equipment are recorded at cost. Expenditures for repairs and maintenance which do not extend the useful life of the related assets are charged to expense as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the assets ranging from 1 to 36 years.
Revenue and Cost Recognition
The majority of the Company’s service revenues are derived from fee-for-service contracts, some of which are fixed-price contracts. Revenues and the related costs of fee-for-service contracts are recognized in the period in which services are performed. Fixed-price contract revenue is recognized as services are performed. We measure progress for fixed price contracts using the concept of proportional performance based upon a unit-based output method. Under the unit-based output method, output units are pre-defined in the contract and revenue is recognized based upon completion of such output units. Revenue related to contract modifications is recognized when realization is assured and the amounts are reasonably determinable. Adjustments to contract estimates are made in the periods in which the facts that require the revisions become known. When the revised estimate indicates a loss, such loss is provided for in the financial statements during that period. No such losses were recognized in 2008 or 2007. Deferred revenue represents amounts billed to customers in excess of revenue recognized. Accounts receivable from customers, which represent deposits to be applied to customer invoices in future years or returned to the customer upon expiration of the contract are recorded in long term customer deposits.
Comprehensive Income
The Company’s comprehensive income was as follows:

	Nine Months Ended
	September 30,
	2008	2007

Net income as reported	€339,058	€572,615
Other comprehensive loss:
Unrealized loss on available-for-sale securities, net of tax	—	(6,594)

Comprehensive income	€339,058	€566,021

Recently Issued Accounting Pronouncements
See audited financial statements for reference in Exhibit 99.2.

3. Property and Equipment
Property and equipment consist of the following:

	Useful life	September 30, 2008
Buildings	36 years	€586,009
Furniture and fixtures	1 to 15 years	109,437

		695,446
Less accumulated depreciation		(55,405)

		€640,041

4. Long Term Debt
The Company has a term note payable to a bank expiring March 31, 2012. The note is secured by a building, is guaranteed by the sole shareholder of the Company and bears interest at 5.25%. At December 31, 2006 the outstanding balance on this note totaled €98,424. The balance of the note was paid in full in July 2007.
The Company also has a term note payable to a bank expiring January 31, 2014. The note is collateralized by a building, is guaranteed by a the sole shareholder of the Company and bears interest at 5.20% At December 31, 2007 and December 31, 2006 the outstanding balance on this note totaled €157,340 and €178,438.
Aggregate maturities of long-term debt for the years ending December 31, 2008 through 2013 and beyond are as follows (in Euros):

2008	€21,354
2009	23,405
2010	24,651
2011	25,964
2012	27,364
2103 and beyond	34,602

€157,340
Current maturities	21,354

€135,986

5. Retirement Plan
The Company maintains a defined benefit retirement plan (Plan), which covers only the Company’s Managing Director and sole shareholder as defined in the Plan. Under the Plan, actuarial calculations are performed annually by Bayern — Versicherung to calculate the amount required to fund the Plan in order to meet the terms of the guaranteed payout over the expected life of the participant. This provision has been endowed with a life insurance policy on the Company’s sole shareholder for the full amount in accordance with all applicable local tax laws and in accordance with the terms of the Plan as of December 31, 2007. The Company’s sole shareholder has a lien against the life insurance policy in the event of non-payment of the amount due under the retirement plan.
6. Commitments and Contingencies
The Company uses certain equipment under various operating leases.
Future minimum lease payments subsequent to December 31, 2007 under non-cancelable operating leases are as follows:

Operating
Leases
2008	€10,661
2009	26,146
2010	9,382

Total minimum lease payments	€46,189

7. Subsequent Events
On December 22, 2008 the shareholder of Imerem sold 100% of his interest in the company to an unrelated party.